TRANSITION AGREEMENT
This Transition Agreement (this “Transition Agreement”) is made and entered into as of December 8, 2015 (the “Effective Date”) by and between Pacific Mercantile Bancorp, a California corporation (“PMB”), Pacific Mercantile Bank, a California banking corporation (the “Bank”), and Steven K. Buster (“Executive,” and together with PMB and the Bank, the “Parties”).
RECITALS
WHEREAS, the Parties entered into an Employment Agreement as of April 18, 2013 (as amended, the “Employment Agreement”); and
WHEREAS, the Parties desire to enter into this Transition Agreement to set forth the terms of Executive’s separation from PMB and the Bank (collectively and individually, the “Employer”).
NOW, THEREFORE, for good and valuable consideration, the Parties agree as follows:
1.Termination of Employment. Executive’s employment with the Employer will terminate effective at the end of the day on December 31, 2015, unless earlier terminated in accordance with Section 2(c) below (the last day of Executive’s employment by an Employer is referred to as the “Termination Date”). Executive hereby resigns as President and Chief Executive Officer of each of PMB and the Bank, as a director of each of PMB and the Bank, and from each and every other office and position he may then hold with PMB, the Bank, and any of their respective affiliates effective as of the Termination Date. (The period of time from the Effective Date through the Termination Date is referred to herein as the “Transition Period”.)
2.Transition Period.
(a)        Duties during Transition Period. During the Transition Period, Executive will continue to perform the duties of President and Chief Executive Officer of the Employer. Executive shall also perform such other duties as are reasonably assigned to Executive by the Board of Directors of the Employer, shall devote his full business time and attention, and his best efforts, to the business and affairs of the Employer. During the Transition Period, Executive shall assist the Employer in the process of transitioning the position of President and Chief Executive Officer of the Employer to a successor and shall consult with the Board of Directors of each Employer and with any successor President and/or Chief Executive Officer regarding such transition and any other matters as either Employer may request. During the Transition Period, Executive shall be permitted to serve on boards and committees and to manage his personal investments to the same extent as provided in Section 2(b) of the Employment Agreement.
(b)        Compensation, Benefits and Perquisites during Transition Period. During the Transition Period, Executive shall continue to be eligible for medical, dental and other standard employee benefits offered by the Employer to its employees generally in accordance with, and subject to, the terms and conditions of the applicable plan(s). During the Transition Period, Executive shall be paid a base salary at the same annualized rate as in effect on the Effective Date ($450,000) and shall continue to receive any perquisites he is currently provided by the Employer on the same terms and conditions as currently in effect. As payment for his 2015 bonus and subject to Section 7, Executive shall be paid a lump sum cash payment in an amount equal to $225,000 to be paid on or after January 1, 2016, but no later than January 15, 2016 (the “2015 Bonus”). Following the Effective Date, Executive shall not be eligible to receive any new grants of equity incentive awards by either Employer or any of their respective affiliates, and shall not be entitled to any bonus, incentive, or other form of compensation or benefit except as otherwise expressly set forth in this Transition Agreement. Except as otherwise expressly provided in this Transition Agreement and except for Executive’s accrued and unused vacation days (approximately 184 accrued and unused vacation days as of the Effective Date), Executive acknowledges that he has received all amounts owed for his regular and usual salary, other compensation (including, but not limited to, any bonus, severance, or other wages), and usual benefits through the Effective Date. Executive represents and warrants that any business expenses incurred by Executive that he has not yet submitted for reimbursement are consistent in all material respects with past practice.
(c)        Early Termination of Transition Period. Either the Employer or Executive may terminate the Transition Period at any time with or without cause. If the Employer elects to terminate Executive’s employment before December 31, 2015 other than as a result of a material breach by Executive of any of Executive’s obligations under this Transition Agreement, Executive will be entitled to receive (1) the payments and benefits provided in Section 8 below (except in such circumstances the lump sum cash payment in Section 8(b) shall be an amount equal to $450,000 instead of $292,500) and (2) Executive’s 2015 bonus in such amount as determined by the Board in the ordinary course. If Executive elects to resign Executive’s employment before December 31, 2015 or if the Employer terminates Executive’s employment before December 31, 2015 as a result of a material breach by Executive of any of Executive’s obligations under this Transition Agreement, Executive will be not be entitled to receive the 2015 Bonus or the payments and benefits provided in Section 8 below, except the Accrued Rights described in Section 8(a) below.

(d)        Treatment of Equity Awards. Any stock options previously granted to Executive by PMB that are outstanding on the Effective Date but scheduled to vest after December 31, 2015 shall be, and hereby are, terminated on the Effective Date, and Executive will have no further rights with respect thereto or in respect thereof. Any other equity awards (including, without limitation, any restricted stock and stock unit awards) previously granted to Executive by PMB that are outstanding on the Effective Date but scheduled to vest after April 29, 2016 shall be, and hereby are, terminated on the Effective Date, and Executive will have no further rights with respect thereto or in respect thereof. For clarity, 3,702 shares of the restricted stock awarded on March 6, 2015 will vest, in accordance with the existing terms of such award, on March 6, 2016, subject to Executive’s continued service under the Consulting Agreement (as defined below) through such date. For purposes of any portion of stock option granted by PMB to Executive that is vested and outstanding as of December 31, 2015, Executive’s service with an Employer will, in accordance with the existing terms and conditions of such award, include any period Executive performs the consulting services contemplated by Section 9.
3.General Release. Executive, on his own behalf and on behalf of his descendants, dependents, heirs, executors, administrators, assigns and successors, and each of them, hereby acknowledges full and complete satisfaction of and releases and discharges and covenants not to sue PMB, the Bank, their respective divisions, subsidiaries, parents, or affiliated corporations, past and present, and each of them, as well as each of their assignees, successors, directors, officers, stockholders, partners, representatives, attorneys, agents or employees, past or present, or any of them (individually and collectively, “Releasees”), from and with respect to any and all claims, agreements, obligations, demands and causes of action, known or unknown, suspected or unsuspected, arising out of or in any way connected with Executive’s employment or any other relationship with or interest in the Bank and PMB or either of them individually, or the termination thereof, including without limiting the generality of the foregoing, any claim for severance pay, profit sharing, bonus or similar benefit, pension, retirement, life insurance, health or medical insurance or any other fringe benefit, or disability, or any other claims, agreements, obligations, demands and causes of action, known or unknown, suspected or unsuspected resulting from any act or omission by or on the part of Releasees committed or omitted prior to the Effective Date, including, without limiting the generality of the foregoing, any claim under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Family and Medical Leave Act, the California Fair Employment and Housing Act, California Labor Code Section 132a, the California Family Rights Act, or any other federal, state or local law, regulation, ordinance, constitution or common law (collectively, the “Claims”); provided, however, that the foregoing release does not apply to any obligation of the Employer to Executive pursuant to any of the following: (1) any right to indemnification that Executive may have pursuant to the Employer’s bylaws, its corporate charter or under any written indemnification agreement with the Employer (or any corresponding provision of any subsidiary or affiliate of the Employer) with respect to any loss, damages or expenses (including but not limited to attorneys’ fees to the extent otherwise provided) that Executive may in the future incur with respect to his service as an employee, officer or director of the Employer or any of its subsidiaries or affiliates; (2) with respect to any rights that Executive may have to insurance coverage for such losses, damages or expenses under any Employer (or subsidiary or affiliate) directors and officers liability insurance policy; (3) any rights to continued medical and dental coverage that Executive may have under The Consolidated Omnibus Budget Reconciliation Act of 1985; and (4) any rights to payment of benefits that Executive may have under a retirement plan sponsored or maintained by the Employer that is intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”). In addition, this release does not cover any Claim that cannot be so released as a matter of applicable law. Notwithstanding anything to the contrary herein, nothing in this Transition Agreement prohibits Executive from filing a charge with or participating in an investigation conducted by any state or federal government agencies. Executive does waive, however, the right to receive any monetary or other recovery, should any agency or any other person pursue any claims on Executive’s behalf arising out of any claim released pursuant to this Transition Agreement. Executive acknowledges and agrees that he has received any and all leave and other benefits that he has been and is entitled to pursuant to the Family and Medical Leave Act of 1993.
4.Waiver of Unknown Claims. This Transition Agreement is intended to be effective as a general release of and bar to each and every Claim hereinabove specified. Accordingly, Executive hereby expressly waives any rights and benefits conferred by SECTION 1542 OF THE CALIFORNIA CIVIL CODE and any similar provision of any other applicable state law as to the Claims. SECTION 1542 of the California Civil Code provides:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
Executive acknowledges that he later may discover claims, demands, causes of action or facts in addition to or different from those which Executive now knows or believes to exist with respect to the subject matter of this Transition Agreement and which, if known or suspected at the time of executing this Transition Agreement, may have materially affected its terms. Nevertheless, Executive hereby waives, as to the Claims, any claims, demands, and causes of action that might arise as a result of such different or additional claims, demands, causes of action or facts.

5.ADEA Waiver. Executive expressly acknowledges and agrees that by entering into this Transition Agreement, he is waiving any and all rights or claims that he may have arising under the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”), which have arisen on or before the Effective Date. Executive further expressly acknowledges and agrees that:
(a)        In return for this Transition Agreement, he will receive consideration beyond that which he was already entitled to receive before executing this Transition Agreement;
(b)        He is hereby advised in writing by this Transition Agreement to consult with an attorney before signing this Transition Agreement;
(c)        He was given a copy of this Transition Agreement on December 8, 2015, and informed that he had twenty-one (21) days within which to consider this Transition Agreement and that if he wished to execute this Transition Agreement prior to the expiration of such 21-day period, he should execute the Acknowledgement and Waiver attached hereto as Exhibit A;
(d)        Nothing in this Transition Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs from doing so, unless specifically authorized by federal law; and
(e)        He was informed that he had seven (7) days following the date of execution of this Transition Agreement in which to revoke this Transition Agreement, and this Transition Agreement will become null and void if Executive elects revocation during that time. Any revocation must be in writing and must be received by the Employer during the seven-day revocation period. In the event that Executive exercises this revocation right, neither the Employer nor Executive will have any obligation under this Transition Agreement. Any notice of revocation should be sent by Executive in writing to the Employer (attention Robert E. Sjogren), 949 South Coast Drive, Suite 300, Costa Mesa, CA 92626, so that it is received within the seven-day period following execution of this Transition Agreement by Executive. Executive agrees to also promptly provide a copy of any such notice to the board of directors of each Employer.
6.No Transferred Claims. Executive warrants and represents to the Employer that he has not heretofore assigned or transferred to any person not a party to this Transition Agreement any released matter or any part or portion thereof.
7.Additional Release. The payment and provision of any and all severance benefits pursuant to Sections 2(c) and 8 of this Transition Agreement (other than pursuant to Section 8(a)), as well as the 2015 Bonus, and any obligation of the Employer to Executive pursuant to the Consulting Agreement (as defined below), are conditioned upon and subject to execution of a Release of Claims by Executive in the form attached to this Transition Agreement as Exhibit B (the “Release”) upon or following the Termination Date, Executive’s delivery of such executed Release to the Employer not later than twenty-one (21) days following the Termination Date, and Executive not revoking such Release pursuant to any revocation rights afforded by applicable law.
8.Severance Pay. Notwithstanding anything to the contrary in Section 5 of the Employment Agreement, and subject to the requirements of Section 7 above and further subject to the early termination provisions (if applicable) of Section 2(c) above, the Employer agrees to provide to Executive the following severance benefits:

a.
Accrued Rights. On the Termination Date, Employer shall pay Executive any accrued and unpaid portion of Executive’s base salary due from the Employer together with any accrued and unused vacation time with Employer. Executive agrees to promptly submit to the Employer any business expenses incurred by Executive in the course of his employment with Employer that are reimbursable by the Employer pursuant to Section 3(f) of the Employment Agreement, and the Employer agrees to promptly reimburse Executive for such expenses. Any benefit due Executive pursuant to the terms of any retirement plan of the Employer in which Executive has participated and that is intended to be qualified under Section 401(a) of the Code shall be paid in accordance with the terms of such plan.

b.	Special Transition Payment. A lump sum cash payment in an amount equal to $292,500 to be paid in January 2016.
9.Consulting Agreement. Concurrent with the execution of this Transition Agreement, Executive and the Employer will enter into the Consulting Agreement in the form attached hereto as Exhibit C (the “Consulting Agreement”). The Consulting Agreement shall be null and void if Executive’s employment with the Company ends before December 31, 2015.
10.Continuing Effect of Certain Provisions; Breach of Certain Agreements. Executive agrees to abide by the terms of Sections 6 and 9 of the Employment Agreement (together, the “Continuing Obligations”), which shall continue in effect in accordance with their existing terms. Executive warrants and represents that he has not previously breached any of the Continuing Obligations. In the event Executive breaches any of the Continuing Obligations, from and after the date of such breach and not in any way in limitation of any right or remedy otherwise available to the Employer, Executive will no longer be entitled to, and the Employer will no longer be obligated to pay, any remaining unpaid portion of the 2015 Bonus and the severance benefits specified in Sections 2(c) and 8 of this Transition Agreement.
11.Non-Disparagement; Return of Property.
(a)        Executive agrees that, at all times after the Effective Date, Executive will not make critical, negative or disparaging remarks, orally or in writing or in any other form, about the Employer or any Employer’s affiliates, or any of their respective owners, members, investors, directors, officers, or employees, including, but not limited to, comments about any of its or their assets, services, management, business or employment practices, and that Executive will not voluntarily aid or voluntarily assist any person in any way with respect to any third party claims pursued against any such person. The Employer agrees to instruct its officers and directors to not to make any critical, negative or disparaging remarks, orally or in writing or in any other form, about Executive. Nothing in this Section 11(a) will, however, prevent any person from responding fully and accurately to any question, inquiry or request for information when required by applicable law or legal process, nor is it intended to limit Executive’s rights as an employee to discuss the terms, wages, and working conditions of Executive’s employment, as protected by applicable law.
(b)        Executive agrees that on the Termination Date he will return to the Employer any and all property of the Employer or any of their respective affiliates that he was provided or otherwise had in his possession. If Executive later discovers that any such property is in his possession, Executive agrees that he will promptly return it to the Employer.
12.Arbitration and Remedies. Except as otherwise provided below, any dispute, claim or controversy arising out of or relating to this Transition Agreement, its enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, including the determination of the scope or applicability of this agreement to arbitrate, shall be submitted to final and binding arbitration in accordance with Section 13 of the Employment Agreement, incorporated herein by this reference and to apply to this Transition Agreement as though set forth herein. Executive agrees that a breach by Executive of any of the covenants in Sections 10 and 11 of this Transition Agreement would cause immediate and irreparable harm to the Employer that would be difficult or impossible to measure, and that damages to the Employer for any such injury would therefore be an inadequate remedy for any such breach. Therefore, Executive agrees that in the event of any breach or threatened breach of any provision of Sections 10 or 11, the Employer shall be entitled, in addition to and without limitation upon all other remedies the Employer may have under this Transition Agreement, at law or otherwise, to obtain specific performance, injunctive relief and/or other appropriate relief (without posting any bond or deposit) in order to enforce or prevent any violations of the provisions of Sections 10 or 11, or require Executive to account for and pay over to the Employer all compensation, profits, moneys, accruals, increments or other benefits derived from or received as a result of any transactions constituting a breach of Sections 10 or 11 if and when final judgment of a court of competent jurisdiction or arbitrator, as applicable, is so entered against Executive.
13.Waiver of Breach. Any waiver of any breach of this Transition Agreement shall not be construed to be a continuing waiver or consent to any subsequent breach on the part either of Executive or of Employer. No delay or omission in the exercise of any power, remedy, or right herein provided or otherwise available to any party shall impair or affect the right of such party thereafter to exercise the same. Any extension of time or other indulgence granted to a party hereunder shall not otherwise alter or affect any power, remedy or right of any other party, or the obligations of the party to whom such extension or indulgence is granted except as specifically waived.
14.Non-Assignment; Successors. Neither party hereto may assign his or its rights or delegate his or its duties under this Transition Agreement without the prior written consent of the other party; provided, however, that: (i) this Transition Agreement shall inure to the benefit of and be binding upon the successors and assigns of Employer upon any sale of all or substantially all of Employer’s assets, or upon any merger, consolidation or reorganization of Bank or PMB with or into any other corporation, all as though such successors and assigns of the Bank and PMB and their respective successors and assigns were the Bank or PMB; and (ii) this Transition Agreement shall inure to the benefit of and be binding upon the heirs, assigns or designees of Executive to the extent of any payments due to them hereunder. As used in this Transition Agreement, the terms “Bank”, “PMB” or “Employer” shall be deemed to refer to any such successor or assign of the Bank, PMB or Employer referred to in the preceding sentence.
15.Withholding of Taxes. All payments and benefits required to be made or provided by Employer to Executive under this Transition Agreement shall be subject to the withholding and deduction of such amounts, if any, relating to tax, and other payroll deductions as Employer may reasonably determine it should withhold and/or deduct pursuant to any applicable law or regulation (including, but not limited to, Executive’s portion of social security payments and income tax withholding) now in effect or which may become effective any time during the payment or provision of such amounts or benefits. Except for such withholding right, Executive will be responsible for any and all tax liability with respect to this Transition Agreement as well as for any and all tax liability with respect to the Consulting Agreement.

16.Section 409A. This Transition Agreement shall be construed and interpreted, to the extent possible, to comply with, and avoid any tax, penalty or interest under, 409A of the Code. Notwithstanding the foregoing, Employer makes no representation or covenant to ensure that the payments and benefits under this Transition Agreement are exempt from, or compliant with, Section 409A of the Code.
17.Severability. To the extent any provision of this Transition Agreement or portion thereof shall be invalid or unenforceable, it shall be considered deleted therefrom (but only for so long as such provision or portion thereof shall be invalid or unenforceable) and the remainder of such provision and of this Transition Agreement shall be unaffected and shall continue in full force and effect to the fullest extent permitted by law if enforcement would not frustrate the overall intent of the Parties (as such intent is manifested by all provisions of this Transition Agreement including such invalid, void, or otherwise unenforceable portion).
18.Authority. Each of the Parties hereto hereby represents that each has taken all actions necessary in order to execute and deliver this Transition Agreement.
19.Counterparts. This Transition Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.
20.Governing Law. This Transition Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of California, without giving effect to the choice of law principles thereof.
21.Entire Agreement; Amendments. This Transition Agreement constitutes the entire agreement by Employer, on the one hand, and Executive on the other hand with respect to the subject matter hereof and merges and supersedes any and all prior discussions, negotiations, agreements or understandings between Executive and Employer with respect to the subject matter hereof, whether written or oral. This Transition Agreement may be amended or modified only by a written instrument executed by Executive and Employer. With regard to such amendments, alterations, or modifications, facsimile signatures shall be effective as original signatures. Any amendment, alteration, or modification requiring the signature of more than one party may be signed in counterparts. For clarity, the Continuing Obligations are outside of the scope of the integration provisions of this Section 21. Without limiting the generality of the foregoing, Executive has no further rights, and the Employer shall have no further obligation, under the Employment Agreement, except that Executive’s rights under Section 18 of the Employment Agreement shall continue in effect.
22.Time of Essence. Time is of the essence of each and every term, condition, obligation and provision hereof.
23.Number and Gender. Where the context requires, the singular shall include the plural, the plural shall include the singular, and any gender shall include all other genders.
24.Headings. The headings in this Transition Agreement are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Transition Agreement or of any particular provision hereof.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the Parties has executed this Transition Agreement, in the case of the Employer by its duly authorized officer, at Orange County, California on the day and year first above written.

PACIFIC MERCANTILE BANK                EXECUTIVE

By: /s/ Edward J. Carpenter                By: /s/ Steven K. Buster

Name: Chairman of the Board                Name: Steven K. Buster

PACIFIC MERCANTILE BANCORP

By: /s/ Edward J. Carpenter

Name: Chairman of the Board

EXHIBIT A
ACKNOWLEDGMENT AND WAIVER

I, Steven K. Buster, hereby acknowledge that I was given 21 days to consider the foregoing Transition Agreement and voluntarily chose to sign the Transition Agreement prior to the expiration of the 21-day period.
I declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct.
EXECUTED this 8th day of December 2015, at Orange County, California.
/s/ Steven K. Buster
Steven K. Buster

Exhibit B
GENERAL RELEASE AGREEMENT
1.Release by Executive. Steven K. Buster (“Executive”), on his own behalf and on behalf of his descendants, dependents, heirs, executors, administrators, assigns and successors, and each of them, hereby acknowledges full and complete satisfaction of and releases and discharges and covenants not to sue Pacific Mercantile Bancorp, a California corporation (“PMB”), Pacific Mercantile Bank, a California banking corporation (the “Bank”), their respective divisions, subsidiaries, parents, or affiliated corporations, past and present, and each of them, as well as each of their assignees, successors, directors, officers, stockholders, partners, representatives, attorneys, agents or employees, past or present, or any of them (individually and collectively, “Releasees”), from and with respect to any and all claims, agreements, obligations, demands and causes of action, known or unknown, suspected or unsuspected, arising out of or in any way connected with Executive’s employment or any other relationship with or interest in the Bank and PMB or either of them individually (PMB and the Bank are referred to herein, collectively and individually, as the “Employer”) or the termination thereof, including without limiting the generality of the foregoing, any claim for severance pay, profit sharing, bonus or similar benefit, pension, retirement, life insurance, health or medical insurance or any other fringe benefit, or disability, or any other claims, agreements, obligations, demands and causes of action, known or unknown, suspected or unsuspected resulting from any act or omission by or on the part of Releasees committed or omitted prior to the date of this General Release Agreement (this “Release Agreement”) set forth below, including, without limiting the generality of the foregoing, any claim under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Family and Medical Leave Act, the California Fair Employment and Housing Act, California Labor Code Section 132a, the California Family Rights Act, or any other federal, state or local law, regulation, ordinance, constitution or common law (collectively, the “Claims”); provided, however, that the foregoing release does not apply to any obligation of the Employer to Executive pursuant to any of the following: (1) the Transition Agreement dated December 8, 2015 by and between the Company and you (the “Transition Agreement”); (2) any right to indemnification that Executive may have pursuant to the Employer’s bylaws, its corporate charter or under any written indemnification agreement with the Employer (or any corresponding provision of any subsidiary or affiliate of the Employer) with respect to any loss, damages or expenses (including but not limited to attorneys’ fees to the extent otherwise provided) that Executive may in the future incur with respect to his service as an employee, officer or director of the Employer or any of its subsidiaries or affiliates; (3) with respect to any rights that Executive may have to insurance coverage for such losses, damages or expenses under any Employer (or subsidiary or affiliate) directors and officers liability insurance policy; (4) any rights to continued medical and dental coverage that Executive may have under the Consolidated Omnibus Budget Reconciliation Act of 1985; and (5) any rights to payment of benefits that Executive may have under a retirement plan sponsored or maintained by the Employer that is intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended. In addition, this release does not cover any Claim that cannot be so released as a matter of applicable law. Notwithstanding anything to the contrary herein, nothing in this Release Agreement prohibits Executive from filing a charge with or participating in an investigation conducted by any state or federal government agencies. Executive does waive, however, the right to receive any monetary or other recovery, should any agency or any other person pursue any claims on Executive’s behalf arising out of any claim released pursuant to this Release Agreement. Executive acknowledges and agrees that he has received any and all leave and other benefits that he has been and is entitled to pursuant to the Family and Medical Leave Act of 1993.
2.    Acknowledgement of Payment of Wages. Executive acknowledges that he has received all amounts owed for his regular and usual salary (including, but not limited to, any bonus, severance, or other wages), and usual benefits through the date of this Release Agreement.
3.    Waiver of Civil Code Section 1542. This Release Agreement is intended to be effective as a general release of and bar to each and every Claim hereinabove specified. Accordingly, Executive hereby expressly waives any rights and benefits conferred by Section 1542 of the California Civil Code and any similar provision of any other applicable state law as to the Claims. Section 1542 of the California Civil Code provides:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
Executive acknowledges that he later may discover claims, demands, causes of action or facts in addition to or different from those which Executive now knows or believes to exist with respect to the subject matter of this Release Agreement and which, if known or suspected at the time of executing this Release Agreement, may have materially affected its terms. Nevertheless, Executive hereby waives, as to the Claims, any claims, demands, and causes of action that might arise as a result of such different or additional claims, demands, causes of action or facts.

4.    ADEA Waiver. Executive expressly acknowledges and agrees that by entering into this Release Agreement, he is waiving any and all rights or claims that he may have arising under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), which have arisen on or before the date of execution of this Release Agreement. Executive further expressly acknowledges and agrees that:
(a)In return for this Release Agreement, he will receive consideration under the Transition Agreement beyond that which he was already entitled to receive before entering into this Release Agreement;
(b)He is hereby advised in writing by this Release Agreement to consult with an attorney before signing this Release Agreement;
(c)He was given a copy of this Release Agreement on December 8, 2015 and informed that he had twenty-one (21) days within which to consider this Release Agreement and that if he wished to execute this Release Agreement prior to expiration of such 21-day period, he should execute the Acknowledgement and Waiver attached hereto as Exhibit B-1;
(d)Nothing in this Release Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs from doing so, unless specifically authorized by federal law; and
(e)He was informed that he had seven (7) days following the date of execution of this Release Agreement in which to revoke this Release Agreement, and this Release Agreement will become null and void if Executive elects revocation during that time. Any revocation must be in writing and must be received by the Employer during the seven-day revocation period. In the event that Executive exercises this revocation right, neither the Employer nor Executive will have any obligation under this Release Agreement. Any notice of revocation should be sent by Executive in writing to the Employer (attention Robert E. Sjogren), 949 South Coast Drive, Suite 300, Costa Mesa, CA 92626, so that it is received within the seven-day period following execution of this Release Agreement by Executive. Executive agrees to also promptly provide a copy of any such notice to the board of directors of each Employer.
5.    No Transferred Claims. Executive represents and warrants to the Employer that he has not heretofore assigned or transferred to any person not a party to this Release Agreement any released matter or any part or portion thereof.
6.    Miscellaneous. The following provisions shall apply for purposes of this Release Agreement:
(a)    Number and Gender. Where the context requires, the singular shall include the plural, the plural shall include the singular, and any gender shall include all other genders.
(b)    Headings. The headings in this Release Agreement are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Release Agreement or of any particular provision hereof.
(c)    Authority. Each of the parties hereto hereby represents that each has taken all actions necessary in order to execute and deliver this Release Agreement.
(d)    Governing Law. This Release Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of California, without giving effect to the choice of law principles thereof.
(e)    Severability. If any provision of this Release Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of this Release Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Release Agreement are declared to be severable.
(f)    Modifications. This Release Agreement may not be amended, modified or changed (in whole or in part), except by a formal, definitive written agreement expressly referring to this Release Agreement, which agreement is executed by both of the parties hereto.
(g)    Waiver. No waiver of any breach of any term or provision of this Release Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Release Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.
(h)    Arbitration. Any controversy arising out of or relating to this Release Agreement shall be submitted to arbitration in accordance with the arbitration provisions of the Transition Agreement.
(i)    Counterparts. This Release Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.
[Remainder of page intentionally left blank]

The undersigned have read and understand the consequences of this Release Agreement and voluntarily sign it. The undersigned declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct.
EXECUTED this ____ day of _________________, 20____, at Orange County, California.
“EXECUTIVE”

________________
Steven K. Buster

EXECUTED this ____ day of _________________, 20____, at Orange County, California.

PACIFIC MERCANTILE BANK

By:
Name: ___________________________________
Title: ____________________________________

PACIFIC MERCANTILE BANCORP

By:
Name: ___________________________________
Title: ____________________________________

EXHIBIT B-1
ACKNOWLEDGMENT AND WAIVER

I, Steven K. Buster, hereby acknowledge that I was given 21 days to consider the foregoing Release Agreement and voluntarily chose to sign the Release Agreement prior to the expiration of the 21-day period.
I declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct.
EXECUTED this ____ day of _________________, 20____, at Orange County, California.

________________
Steven K. Buster

EXHIBIT C
CONSULTING AGREEMENT

December 8, 2015
Steven K. Buster
Dear Steven:
This letter agreement (this “Consulting Agreement”) confirms that Pacific Mercantile Bancorp, a California corporation, and Pacific Mercantile Bank, a California banking corporation (collectively, the “Company”), engages you to consult with the Company on such matters as the Company may request from time to time during the Term (the “Services”). The “Term” shall commence on January 1, 2016 (the “Effective Date”) and shall terminate on December 31, 2016, subject to earlier termination as described below.
The Term may be terminated by you for any reason upon 30 days written notice to the Company. The Term may be terminated by the Company upon a material breach by you of any of your obligations to the Company under this Consulting Agreement, the Transition Agreement dated December 8, 2015 by and between the Company and you (the “Transition Agreement”), or the General Release Agreement to be entered into by and between the Company and you (the “Release Agreement”). The Term shall also end should you die before December 31, 2016. Should the Term end in any of such cases, the Company will have no obligation to pay you any remaining portion of the consulting fee, other than a pro-rated payment for the month in which your Services end, and will have no obligation to pay you reimbursements for COBRA premiums, other than any premiums for the month in which your Services end. The Term may also be terminated by the Company for any reason. In the event the Company terminates the Term other than due to a material breach by you of any of your obligations to the Company under this Consulting Agreement, the Transition Agreement, or the Release Agreement, the Company will continue to pay you the consulting fee and will continue to pay you any reimbursement for COBRA premiums, for the remainder of the Term.
In consideration for rendering the Services for any month during the Term, the Company will pay you a consulting fee of $8,333.33 for such month. In no event will the aggregate consulting fee paid to you pursuant to this Consulting Agreement exceed $100,000. In addition, if you make a timely election for COBRA coverage, the Company will pay your COBRA premiums or will reimburse you for such premiums to continue healthcare coverage under the Company’s group medical insurance plans for you and your eligible dependents for a period commencing on the Effective Date and ending on the earlier to occur of (i) the date that you and/or your eligible dependents become eligible for substantially equivalent (or better) healthcare coverage from any subsequent employer of you, (ii) the last day you provide consulting services to the Company, or (ii) December 31, 2016. The consulting fee and COBRA reimbursements for any particular calendar month shall be paid to you promptly after the end of that calendar month.
Except as otherwise expressly provided above, you will not be entitled to any compensation for your services and agreements as set forth herein. Without limiting the generality of the preceding sentence, you will not be entitled to participate in, and you hereby waive (as to your services under this Consulting Agreement) participation in, the benefit and other compensation plans and programs of the Company and its affiliates.
In performing the Services, you will operate at all times as an independent contractor of the Company on a “fee for service” basis. Without limiting the generality of the foregoing, you do not have the authority to execute contracts for or on behalf of, make commitments for or on behalf of, or otherwise bind to any obligation whatsoever the Company or any of its affiliates, and nothing in this Consulting Agreement shall be construed as creating an employer/employee relationship, partnership, joint venture, or other business group or concerted action.
You will be solely responsible for any and all income, unemployment, social security, worker’s compensation, FICA or any other taxes or amounts payable with respect to the compensation paid or provided to you pursuant to this Consulting Agreement. You are not entitled to worker’s compensation benefits or unemployment compensation benefits provided by the Company. The Company will not contribute to a state unemployment fund for you.
Section 6 of your Employment Agreement with the Company entered into as of April 18, 2013 is incorporated herein by this reference. You agree to comply with such provisions and acknowledge that such provisions apply to any information provided to you in the course of your performing the Services.
This Consulting Agreement may not be amended or modified other than by a written agreement executed by you and by the Chief Executive Officer of the Company. This Consulting Agreement is personal to you and shall not, without the prior written consent of the Company, be assignable by you.
This Consulting Agreement contains the entire agreement and final understanding concerning your provision of the Services and the other subject matters addressed herein between the parties, and supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matters hereof. Any representation, promise or agreement not specifically included in this Consulting Agreement regarding any such matter shall not be binding upon or enforceable against either party. This Consulting Agreement constitutes an integrated agreement.
This Consulting Agreement shall, without regard to principles of conflict of laws, be governed by the laws of the State of California.
This Consulting Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.
This Consulting Agreement shall be construed and interpreted so as to avoid any tax, penalty or interest under Section 409A of the Internal Revenue Code.
Please sign and date the enclosed duplicate where indicated to acknowledge that you have read this letter and agree to comply with its terms, and return the signed copy to me.

Very truly yours,
/s/ Edward J. Carpenter
Name: Edward J. Carpenter
Title: Chairman of the Board

ACCEPTED AND AGREED:

By:    /s/ Steven K. Buster
Steven K. Buster